Exhibit 99.1

CYS Investments, Inc. Announces Second Quarter 2012 Financial Results

For Immediate Release
WALTHAM, MA – July 18, 2012– CYS Investments, Inc. (NYSE: CYS) (“CYS” or the “Company”) today announced financial results for the quarter ended June 30, 2012.

Second Quarter 2012 Highlights

•	GAAP net income of $101.7 million, or $0.87 per diluted share.

•	Core Earnings of $44.8 million, or $0.38 per diluted share.

•
A component of the Company’s net income for the quarter was $15.0 million, or $0.13 per diluted share, of appreciation on forward settling purchases (also referred to as “drop income”) that was accounted for as net gain from investments on our statement of operations and therefore excluded from our Core Earnings.

•	Operating expenses of 1.33% of average net assets.

•	June 30, 2012 net asset value of $13.52 per share after declaring a $0.50 dividend per share on June 8, 2012.

•	Interest rate spread net of hedge of 1.71%.

•	Weighted average amortized cost of Agency RMBS of $103.47.

Public Offering
On July 16, 2012, the Company completed an underwritten public offering of 46,000,000 shares of common stock at a public offering price of $13.70 per share, raising approximately $622.2 million of net proceeds, bring the total shares of common stock outstanding to 166,603,668 as of July 16, 2012. The Company has invested all of the net proceeds of this offering into Agency RMBS and interest rate swap and caps as indicated below:

Asset Type	Coupon	Settle Date	Par Value (in thousands)	Weighted Average Price
15 Year Fixed Rate	3.00%	July 2012	1,414,103	105.44
15 Year Fixed Rate	3.00%	August 2012	150,000	105.33
15 Year Fixed Rate	3.00%	October 2012	100,000	104.95
30 Year Fixed Rate	3.50%	September 2012	1,150,000	105.59
30 Year Fixed Rate	3.50%	October 2012	1,250,000	105.32
Hybrid ARMs	2.44%	July 2012	148,853	104.52
Hybrid ARMs	2.40%	August 2012	40,000	104.25
Hybrid ARMs	2.40%	September 2012	200,000	104.10
Total/Weighted Average			$4,452,956	$105.33

Interest Rate Swaps	Expiration	Fixed	Floating	Notional Amount
Counterparty	Date	Pay Rate	Receive Rate(1)	(in thousands)
Credit Suisse International (3)	7/13/2017	0.86%	0.456%	$750,000
Interest Rate Caps	Expiration			Notional Amount
Counterparty	Date		Cap Rate	(in thousands)
The Royal Bank of Scotland plc	7/16/2019		1.25%	$500,000
Morgan Stanley Capital Service, Inc.	7/16/2022		1.75	500,000
Total				$1,000,000

Second Quarter 2012 Results
The Company had net income of $101.7 million during the second quarter of 2012, or $0.87 per diluted share, compared to net income of $69.1 million, or $0.66 per diluted share, in the first quarter of 2012. During the second quarter of 2012, the Company had Core Earnings of $44.8 million, or $0.38 per diluted share, compared to $41.9 million, or $0.39 per diluted share, in the first quarter of 2012. Core Earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding (i) net realized gain (loss) on investments and termination of swap contracts and (ii) net unrealized appreciation (depreciation) on investments and swap and cap contracts. The $2.9 million quarter-over-quarter increase in Core Earnings was generally the result of the assets settling that were purchased with the proceeds from the February 1, 2012 public offering. The $0.01 quarter-over-quarter decrease in Core Earnings per diluted share was generally the result of a lower interest rate spread net of hedge, which decreased to 1.71% during the second quarter of 2012, compared to 1.88% during the first quarter of 2012.

Drop income is a component of our net income accounted for as net gain from investments on our statement of operations and therefore excluded from our Core Earnings. During the second quarter of 2012, the Company generated drop income of approximately $15.0 million, or $0.13 per diluted share, compared to approximately $15.4 million, or $0.15 per diluted share, during the first quarter of 2012. During the second quarter of 2012, the Company sold Agency RMBS with fast projected prepayments, and replaced the sold assets with new issue forward settling purchases of approximately $5.1 billion of Agency RMBS. These purchases had a weighted average drop of approximately $0.18 per $100.00 par value per month, compared to forward purchases in the first quarter of 2012 of approximately $4.4 billion of Agency RMBS with a weighted average drop of approximately $0.21 per $100.00 par value per month. As a result of the portfolio transactions discussed above, the Company recognized $61.1 million of net realized gains on investments in the second quarter of 2012, as compared to $5.2 million in the first quarter of 2012.

The Company utilizes forward settling transactions for the majority of its purchases. The benefit of purchasing assets in forward settling transactions is that the Company can purchase assets with specified stipulations such as average loan size and percentage of loans in a particular state. This customization allows the Company to better manage prepayments. In addition, forward settling purchases allow the Company to obtain an asset at a discount (also referred to as “drop”) to its current market value; however, the Company does not receive any interest income on the asset until the forward transaction settles. Obtaining the asset at a discount to market value reduces the impact of prepayments and is accretive to net asset value.

The Company’s net asset value per share on June 30, 2012 was $13.52 after declaring a $0.50 dividend per share on June 8, 2012, compared with $13.14 at March 31, 2012. The increase was primarily the result of Agency RMBS outperforming swaps.

The Company’s operating expenses were $5.3 million, or 1.33% of average net assets, for the second quarter of 2012, compared to $5.1 million, or 1.46% of average net assets, for the first quarter of 2012. The increase in operating expenses was primarily the result of an increase in compensation and benefits. However, expenses as a percentage of net assets decreased as a result of the larger asset base.

(dollars in thousands)	Three Months Ended
Key Metrics*	June 30, 2012	March 31, 2012
Average Agency RMBS (1)	$10,737,980	$9,238,905
Average repurchase agreements (2)	$9,497,267	$8,194,067
Average net assets (3)	$1,591,432	$1,406,049
Average common shares outstanding (4)	116,881	104,620
Average yield on Agency RMBS (5)	2.62%	2.78%
Average cost of funds and hedge (6)	0.91%	0.90%
Interest rate spread net of hedge (7)	1.71%	1.88%
Operating expense ratio (8)	1.33%	1.46%
Leverage ratio (at period end) (9)	7.6:1	7.7:1

(1)	The Company's average Agency RMBS for the period was calculated by averaging the month end cost basis of settled Agency RMBS during the period.

(2)	The Company's average repurchase agreements for the period were calculated by averaging the month end repurchase agreements balance during the period.

(3)	The Company's average net assets for the period were calculated by averaging the month end net assets during the period.

(4)	Our average common shares outstanding was calculated by averaging the daily common shares outstanding during the period.

(5)	The Company's average yield on Agency RMBS for the period was calculated by dividing interest income from Agency RMBS by average Agency RMBS.

(6)	The Company's average cost of funds and hedge for the period was calculated by dividing total interest expense, including net swap and cap interest income (expense), by average repurchase agreements.

(7)	The Company's interest rate spread net of hedge for the period was calculated by subtracting average cost of funds and hedge from average yield on Agency RMBS.

(8)	The Company's operating expense ratio is calculated by dividing operating expenses by average net assets.

(9)	The Company's leverage ratio was calculated by dividing (i) the Company's repurchase agreements balance plus payable for securities purchased minus receivable for securities sold by (ii) net assets.

*	All percentages are annualized.

Prepayments
The portfolio recorded $651.7 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 18.1% and net amortization of premium of $22.7 million for the second quarter of 2012. This compared to $543.2 million in scheduled and unscheduled principal repayments and prepayments, which equated to a CPR of approximately 17.2% and net amortization of premium of $16.9 million for the first quarter of 2012. The increase in prepayments and repayments occurred due to a further decrease in mortgage interest rates during the second quarter of 2012.
Dividend
The Company declared a common dividend of $0.50 per share with respect to the second quarter of 2012, the same as for the first quarter of 2012. Using the closing share price of $13.77 on June 29, 2012, the second quarter dividend equates to an annualized dividend yield of 14.5%.

Portfolio
At June 30, 2012, the Company’s $14.1 billion portfolio of Agency RMBS was backed by fixed-rate mortgages and hybrid adjustable-rate mortgages (“Hybrid ARMs”) with 0 to 84 months to reset. The Agency RMBS portfolio is made up of 1.1% 2009 production; 10.5% 2010 production; 42.1% 2011 production; and 46.3% 2012 production. Additional information about our Agency RMBS portfolio at June 30, 2012 is summarized below:

	Par Value	Fair Value	Weighted Average
Asset Type	(in thousands)		Cost/Par	Fair Value/Par	MTR(1)		Coupon	CPR(2)
10 Year Fixed Rate	$239,966	$253,746	$103.79	$105.74	N/A		3.50%	15.7%
15 Year Fixed Rate	8,130,084	8,575,298	103.34	105.48	N/A		3.38%	14.4%
20 Year Fixed Rate	138,700	149,688	103.14	107.92	N/A		4.50%	21.1%
30 Year Fixed Rate	1,832,303	1,937,542	105.43	105.74	N/A		3.87%	—%
Hybrid ARMs	3,015,667	3,161,861	102.63	104.85	67.4		3.09%	18.6%
Total/Weighted Average	$13,356,720	$14,078,135	$103.47	$105.40	67.4	(3)	3.40%	15.8%

(1) MTR, or “Months to Reset” is the number of months remaining before the fixed rate on a hybrid ARM becomes a variable rate. At the end of the fixed period, the variable rate will be determined by the margin and the pre-specified caps of the ARM. After the fixed period, 100% of the hybrid ARMS in the portfolio reset annually.
(2) CPR is a method of expressing the prepayment rate for a mortgage pool that assumes that a constant fraction of the remaining principal is prepaid each month or year. Specifically, the constant prepayment rate is an annualized version of the prior three month prepayment rate for those bonds held at June 30, 2012. Securities with no prepayment history are excluded from this calculation.
(3) Weighted average months to reset of our hybrid ARM portfolio.

Financing, Leverage & Liquidity
At June 30, 2012, the Company had financed its portfolio with approximately $9.8 billion of borrowings under repurchase agreements with a weighted average interest rate of 0.39% and a weighted average maturity of approximately 27.3 days. In addition, the Company had payable for securities purchased of $3.1 billion. The Company’s leverage ratio at June 30, 2012 was 7.6 to 1. At June 30, 2012, the Company’s liquidity position was approximately $1,039.6 million, consisting of unpledged Agency RMBS, U.S. treasury bills and cash and cash equivalents. Below is a list of outstanding borrowings under repurchase agreements at June 30, 2012 (dollars in thousands):

Counterparty	Total Outstanding Borrowings	% of Total	Amount At Risk (1)	Weighted Average Maturity in Days
Bank of America Securities LLC	$509,687	5.2%	$28,867	29
Bank of Nova Scotia	477,432	4.9	17,592	42
Barclays Capital, Inc.	455,563	4.7	24,499	28
BNP Paribas Securities Corp	321,138	3.3	18,030	17
Cantor Fitzgerald & Co.	206,794	2.1	12,098	11
Citigroup Global Markets, Inc.	507,343	5.2	30,171	19
Credit Suisse Securities (USA) LLC	623,242	6.4	30,245	16
Daiwa Securities America, Inc.	239,800	2.5	14,820	23
Deutsche Bank Securities, Inc.	481,491	4.9	29,094	51
Goldman Sachs & Co.	657,611	6.7	36,581	34
Guggenheim Liquidity Services, LLC	261,811	2.7	16,236	21
Industrial and Commercial Bank of China Financial Services LLC	640,825	6.6	33,614	42
ING Financial Markets LLC	314,466	3.2	17,643	11
Jefferies & Company, Inc.	89,842	0.9	5,049	46
LBBW Securities LLC	186,363	1.9	10,496	52
Mitsubishi UFJ Securities (USA), Inc.	518,833	5.3	28,475	31
Mizuho Securities USA, Inc.	333,394	3.4	19,852	25
Morgan Stanley & Co. Inc.	295,705	3.0	16,237	39
Nomura Securities International, Inc.	251,848	2.6	12,906	23
RBC Capital Markets, LLC	461,531	4.7	27,512	31
South Street Securities LLC	398,060	4.1	24,472	18
The Royal Bank of Scotland PLC	167,529	1.7	10,020	11
UBS Securities LLC	658,336	6.8	37,477	17
Wells Fargo Securities, LLC	704,669	7.2	24,467	18
	$9,763,313	100.0%	$526,453
___

(1)	Equal to the fair value of pledged securities plus accrued interest income, minus the sum of repurchase agreement liabilities and accrued interest expense.

Hedging
The Company utilizes interest rate swap and cap contracts to hedge the interest rate risk associated with the financed portion of its Agency RMBS portfolio. As of June 30, 2012, the Company had entered into 16 interest rate swap contracts with an aggregate notional amount of $5.2 billion, a weighted average fixed rate of 1.462% and a weighted average expiration of 2.3 years. At June 30, 2012, the Company had entered into seven interest rate cap contracts with a notional amount of $1.9 billion, a weighted average cap rate of 1.653% and a weighted average expiration of 5.5 years. These interest rate swap and cap contracts are described below (dollars in thousands):

Interest Rate Swaps	Expiration	Fixed	Floating	Notional	Fair
Counterparty	Date	Pay Rate	Receive Rate(1)	Amount	Value
The Royal Bank of Scotland plc	5/26/2013	1.6000%	0.467%	$100,000	$(998)
The Royal Bank of Scotland plc	6/30/2013	1.3775	0.461	300,000	(2,609)
The Royal Bank of Scotland plc	7/15/2013	1.3650	0.467	300,000	(2,676)
Goldman Sachs	12/15/2013	1.3088	0.468	400,000	(4,566)
Goldman Sachs	12/16/2013	1.2640	0.468	400,000	(4,305)
The Royal Bank of Scotland plc	12/16/2013	1.2813	0.468	500,000	(5,492)
Deutsche Bank Group	12/17/2013	1.3225	0.468	400,000	(4,655)
The Royal Bank of Scotland plc	7/1/2014	1.7200	0.461	100,000	(2,328)
Nomura Global Financial Products, Inc.	7/16/2014	1.7325	0.467	250,000	(6,017)
Deutsche Bank Group	8/16/2014	1.3530	0.466	200,000	(3,389)
Goldman Sachs	9/23/2014	1.3120	0.468	500,000	(8,293)
Deutsche Bank Group	10/6/2014	1.1725	0.469	240,000	(3,287)
Goldman Sachs	2/14/2015	2.1450	0.467	500,000	(20,299)
Nomura Global Financial Products, Inc.	6/2/2016	1.9400	0.467	300,000	(13,722)
Morgan Stanley Capital Services, Inc. (2)	12/19/2016	1.4263	0.509	250,000	(5,117)
Credit Suisse International (3)	4/24/2017	1.3100	0.537	500,000	(5,584)
Total				$5,240,000	$(93,337)
Interest Rate Caps	Expiration			Notional	Fair
Counterparty	Date		Cap Rate	Amount	Value
The Royal Bank of Scotland plc	12/30/2014		2.0725%	$200,000	$147
The Royal Bank of Scotland plc	10/15/2015		1.4275	300,000	987
The Royal Bank of Scotland plc	11/8/2015		1.3600	200,000	750
Credit Suisse International	5/23/2019		2.0000	300,000	8,801
Wells Fargo Bank, N.A.	6/1/2019		1.7500	300,000	10,043
ING Capital Markets, LLC	6/29/2019		1.5000	300,000	11,441
UBS AG	7/2/2019		1.5000	300,000	11,702
Total				$1,900,000	$43,871
_______________

(1)	Resets quarterly to 3-Month LIBOR

(2)	The interest rate swap effective date is December 19, 2012 and does not accrue any income or expense until that date.

(3)	The interest rate swap effective date is April 24, 2013 and does not accrue any income or expense until that date.

Conference Call
The Company will host a conference call at 9:00 AM Eastern Time on Thursday, July 19, 2012, to discuss its financial results for the quarter ended June 30, 2012. To participate in the event by telephone, please dial 866.713.8563 at least 10 minutes prior to the start time and reference the conference passcode 30403304. International callers should dial 617.597.5311 and reference the same passcode. The conference call will also be webcast live over the Internet and can be accessed at the Company’s web site at http://www.cysinv.com.  To listen to the live webcast, please visit http://www.cysinv.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. A dial-in replay will be available on Thursday, July 19, 2012, at approximately 12:00 PM Eastern Time through Thursday, August 2, 2012, at approximately 11:00 AM Eastern Time. To access this replay, please dial 888.286.8010 and enter the conference ID number 57013594. International callers should dial 617.801.6888 and enter the same conference ID number.  A replay of the conference call will also be archived on the Company’s website at http://www.cysinv.com.

About CYS Investments, Inc.

CYS Investments, Inc. is a specialty finance company that invests on a leveraged basis in residential mortgage pass-through certificates for which the principal and interest payments are guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. The Company refers to these securities as Agency RMBS. CYS Investments, Inc. has elected to be taxed as a real estate investment trust for federal income tax purposes.

CYS INVESTMENTS, INC.
STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED)

(In thousands, except per share numbers)	June 30, 2012	March 31, 2012	December 31, 2011*
ASSETS:
Investments in securities, at fair value (including pledged assets of $10,066,807, $8,806,898 and $8,412,295, respectively)	$14,162,935	$13,388,839	$9,466,128
Interest rate cap contracts, at fair value	43,871	4,548	5,966
Cash and cash equivalents	13,846	10,643	11,508
Receivable for securities sold and principal repayments (including pledged assets of $354,838, $0 and $0, respectively)	365,583	116,918	5,550
Interest receivable	35,472	34,152	27,815
Other assets	1,421	805	1,090
Total assets	14,623,128	13,555,905	9,518,057

LIABILITIES:
Repurchase agreements	9,763,313	8,234,669	7,880,814
Interest rate swap contracts, at fair value	93,337	84,941	79,476
Payable for securities purchased	3,058,300	3,634,983	463,302
Distribution payable	59,465	58,069	-
Accrued interest payable (including accrued interest on repurchase agreements of $3,920, $2,425 and $3,747, respectively	15,696	15,564	15,617
Accrued expenses and other liabilities	3,163	1,887	1,390
Total liabilities	12,993,274	12,030,113	8,440,599
NET ASSETS	$1,629,854	$1,525,792	$1,077,458
Net assets consist of:
Common Stock, $0.01 par value, 500,000 shares authorized (120,595, 116,139 and 82,753 shares issued and outstanding, respectively)	$1,206	$1,161	$828
Additional paid in capital	1,496,613	1,434,836	997,884
Retained earnings	132,035	89,795	78,746
NET ASSETS	$1,629,854	$1,525,792	$1,077,458
NET ASSET VALUE PER SHARE	$13.52	$13.14	$13.02
________
* Derived from audited financial statements.

CYS INVESTMENTS, INC.
STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Six Months Ended
(In thousands, except per share numbers)	June 30, 2012	March 31, 2012	June 30, 2012
INVESTMENT INCOME
Interest income from Agency RMBS	$70,352	$64,147	$134,499
Other income	1,395	1,222	2,617
Total investment income	71,747	65,369	137,116
EXPENSES:
Interest	8,993	6,853	15,846
Compensation and benefits	3,346	3,164	6,510
General, administrative and other	1,933	1,955	3,888
Total expenses	14,272	11,972	26,244
Net investment income	57,475	53,397	110,872
GAINS AND (LOSSES) FROM INVESTMENTS:
Net realized gain (loss) on investments	61,113	5,173	66,286
Net unrealized appreciation (depreciation) on investments	7,473	27,977	35,450
Net gain (loss) from investments	68,586	33,150	101,736
GAINS AND (LOSSES) FROM SWAP AND CAP CONTRACTS:
Net swap and cap interest income (expense)	(12,687)	(11,506)	(24,193)
Net gain (loss) on termination of swap contracts	—	—	—
Net unrealized appreciation (depreciation) on swap and cap contracts	(11,669)	(5,923)	(17,592)
Net gain (loss) from swap and cap contracts	(24,356)	(17,429)	(41,785)
NET INCOME	$101,705	$69,118	$170,823
NET INCOME PER COMMON SHARE - DILUTED	$0.87	$0.66	$1.54

Core Earnings:
Core Earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding net gain (loss) from investments, net gain (loss) on termination of swap contracts and net unrealized appreciation (depreciation) on swap and cap contracts. In order to evaluate the effective yield of the portfolio, management uses Core Earnings to reflect the net investment income of our portfolio as adjusted to include the net swap and cap interest income (expense). Core Earnings allows management to isolate the interest income (expense) associated with our swaps and caps in order to monitor and project our borrowing costs and interest rate spread. In addition, management utilizes Core Earnings as a key metric in conjunction with other portfolio and market factors to determine the appropriate leverage and hedging ratios, as well as the overall structure of the portfolio.
The Company adopted Accounting Standards Codification (“ASC”) 946, Clarification of the Scope of Audit and Accounting Guide Investment Companies (“ASC 946”), prior to its deferral in February 2008, while most, if not all, other public companies that invest only in Agency RMBS have not adopted ASC 946. Under ASC 946, the Company uses financial reporting specified for investment companies, and accordingly, its investments are carried at fair value with changes in fair value included in earnings. Most other public companies that invest only in Agency RMBS include most changes in the fair value of their investments within shareholders’ equity, not in earnings. As a result, investors are not able to readily compare the Company’s results of operations to those of most of its competitors. The Company believes that the presentation of its Core Earnings is useful to investors because it provides a means of comparing its Core Earnings to those of its competitors. In addition, because Core Earnings isolates the net swap and cap interest income (expense) it provides investors with an additional metric to identify trends in the Company’s portfolio as they relate to the interest rate environment.
The primary limitation associated with Core Earnings as a measure of the Company’s financial performance over any period is that it excludes the effects of net realized gain (loss) from investments. In addition, the Company’s presentation of Core Earnings may not be comparable to similarly-titled measures of other companies, who may use different calculations. As a result, Core Earnings should not be considered as a substitute for the Company’s GAAP net income (loss) as a measure of our financial performance or any measure of our liquidity under GAAP.

	Three Months Ended		Six Months Ended
(In thousands)	June 30, 2012	March 31, 2012	June 30, 2012
NET INCOME	$101,705	$69,118	$170,823
Net (gain) loss from investments	(68,586)	(33,150)	(101,736)
Net (gain) loss on termination of swap contracts	—	—	—
Net unrealized (appreciation) depreciation on swap and cap contracts	11,669	5,923	17,592
Core Earnings	$44,788	$41,891	$86,679